                                                         Exhibit No. EX-99.h.2.b

             TRANSFER AGENCY - RELATED SERVICES DELEGATION AGREEMENT

     THIS AGREEMENT is made as of ______________, 2003 by and between PFPC INC., a Massachusetts  corporation ("PFPC") and UBS GLOBAL ASSET MANAGEMENT (US) INC.,
a Delaware corporation ("UBS Global AM").

     WHEREAS,  PFPC has  entered  into a Transfer  Agency and  Related  Services
Agreement ("Transfer Agency and Related Services Agreement") to provide transfer agency and related  services with respect to certain series of SMA  Relationship
Trust (the "Fund"); and

     WHEREAS,  under the Transfer Agency and Related Services  Agreement PFPC is
authorized to delegate to UBS Global AM, which may, in turn, further delegate to an  affiliated  or  unaffiliated  entity,  its  obligation  to perform  services thereunder with respect to certain  brokerage  clients who are also shareholders of the Fund; and

     WHEREAS,  subject  to the  terms  and  conditions  hereof,  PFPC  wishes to delegate to UBS Global AM, and UBS Global AM wishes to  perform,  certain of the transfer  agency-related  services  that PFPC is obligated to perform  under the
Transfer Agency and Related Services Agreement;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein  contained,  and  intending to be legally  bound,  PFPC and UBS Global AM hereby agree as follows:

     1.  Delegation.  PFPC  hereby  delegates  to UBS  Global  AM its  duty  and obligation under the Transfer Agency and Related  Services  Agreement to perform those services specified in Exhibit A hereto (the "Delegated Services"), and UBS
Global AM hereby agrees to perform the Delegated Services in accordance with the terms and conditions hereof. In the event that PFPC determines to delegate,  and
UBS Global AM agrees in writing to perform, additional services now or hereafter required to be performed by PFPC under the Transfer Agency and Related  Services
Agreement,   such  additional  services  shall  constitute   Delegated  Services
hereunder,  provided,  however, that UBS Global AM shall receive such additional compensation for the performance of those additional services as shall be agreed upon between the parties.

     2.  Responsibilities  of UBS Global AM.  UBS  Global AM shall  perform  the
Delegated  Services in accordance  with the terms and conditions of the Transfer
Agency and Related Services Agreement.

     UBS Global AM undertakes to comply with all applicable  requirements of the
Securities Laws and any laws, rules and regulations of governmental  authorities having  jurisdiction with respect to the duties to be performed by UBS Global AM hereunder.  Except as  specifically  set forth herein,  UBS Global AM assumes no responsibility for such compliance by the Fund.

     UBS Global AM shall  prepare and maintain in complete and accurate form all books and records necessary for it to perform the Delegated  Services  including
(a) all those records  required to be prepared and  maintained by the Fund under the Investment Company Act of 1940, as amended,  by other applicable  Securities
Laws,  rules and regulations and by state laws and (b) such books and records as are  necessary  for UBS Global AM to perform  all of the  services  it agrees to provide  in this  Agreement  and the  Exhibits  attached  hereto.  The books and records pertaining to the Fund, which are in the possession or under the control of UBS Global AM,  shall be the  property of the Fund.  The Fund and  Authorized
Persons  shall have access to such books and records in the  possession or under the control of UBS Global AM at all times during UBS Global AM's normal business hours.  Upon the  reasonable  request of the Fund,  copies of any such books and records  in the  possession  or under  the  control  of UBS  Global  AM shall be provided  by  UBS  Global  AM to  the  Fund  or to an  Authorized  Person.  Upon
reasonable notice by the Fund, UBS Global AM shall make available during regular business  hours its  facilities  and premises  employed in  connection  with its performance of this  Agreement for  reasonable  visits by the Fund, any agent or person designated by the Fund or any regulatory agency having authority over the
Fund.

     In performing the Delegated Services, UBS Global AM shall be subject to the same record keeping and other responsibilities, duties and standards of care and shall have the same rights, benefits (other than compensation),  liabilities and limitations  as are  applicable  to PFPC under the  Transfer  Agency and Related
Services Agreement with respect to the performance of the same services.

     3. Compensation. As compensation for performance of the Delegated Services,
PFPC will pay to UBS Global AM the fees set forth on Exhibit B hereto,  together with such other  amounts  as may be agreed  from time to time in writing by PFPC and UBS  Global  AM,  provided  that  PFPC  shall not be  obligated  to pay such compensation to UBS Global AM with respect to any invoice for which PFPC has not received  payment  from the Fund  pursuant  to the  Transfer  Agency and Related
Services Agreement.

     4. Duration and  Termination.  This  Agreement  shall be effective upon the date first above  written and,  unless  sooner  terminated  as set forth herein, shall  continue  with  respect  to the  Transfer  Agency  and  Related  Services
Agreement for so long as such  Transfer  Agency and Related  Services  Agreement remains in effect.  This  Agreement  may be  terminated  for cause upon at least thirty (30) days prior written notice.  For purposes of this paragraph,  "cause"
shall mean:

          (a) in the case of a termination by UBS Global AM, the failure of PFPC to  timely  pay the  compensation  to UBS  Global AM that is  provided  for hereunder; and

          (b) in the case of a termination by PFPC, (i) UBS Global AM's material breach of this Agreement  causing it to fail to  substantially  perform its duties  under this  Agreement,  provided  that UBS  Global AM has  received written  notice  from  PFPC  specifying  the  material  breach  and has not corrected such breach within a 15-day period;  (ii) financial  difficulties of UBS  Global AM  evidenced  by the  authorization  or  commencement  of a voluntary or involuntary  bankruptcy under the U.S.  Bankruptcy Code or any applicable  bankruptcy or similar law, or under any  applicable  law of any jurisdiction  relating to the  liquidation or  reorganization  of debt, the appointment  of a receiver or to the  modification  or  alleviation  of the rights of creditors; and (iii) issuance of an administrative or court order against  UBS Global AM with  regard to the  material  violation  or alleged material  violation of the Securities Laws or other applicable laws related to the performance of transfer agency-related services.

     5. Miscellaneous.

          (a) Unless the context otherwise  requires,  all capitalized terms not otherwise  defined  herein shall have the same  meanings as in the Transfer
     Agency and Related Services Agreement.

          (b) It is understood and agreed that all Delegated  Services performed by UBS Global AM under this Agreement will be as an independent  contractor and not as an employee or agent of PFPC or the Fund.

          (c)  This Agreement  embodies the entire  agreement and  understanding between the parties and supersedes all prior agreements and  understandings relating to the subject matter hereof.

          (d) The captions in this  Agreement  are included for  convenience  of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (e) This  Agreement  shall be deemed to be a contract made in Delaware and governed by Delaware law without  regard to  principles of conflicts of law.

          (f) If any provision of this  Agreement  shall be held or made invalid by a court  decision,  statute,  rule or  otherwise,  the remainder of this
     Agreement shall not be affected thereby.

          (g) This  Agreement  shall be  binding  upon  and  shall  inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (h) The  facsimile  signature  of any  party to this  Agreement  shall constitute the valid and binding execution hereof by such party.

          (i) This Agreement, or any term thereof, may be changed or waived only by a written  amendment,  signed by the party against whom  enforcement  of such change or waiver is sought.

     IN WITNESS WHEREOF, PFPC and UBS Global AM have caused this Agreement to be executed  by their duly  authorized  representatives  as of the date first above written.

PFPC INC.                                            PFPC INC.

By: _____________________                            By: _____________________
Name:                                                Name:
Title:                                               Title:

UBS GLOBAL ASSET MANAGEMENT                          UBS GLOBAL ASSET MANAGEMENT
(US) INC.                                            (US) INC.

By: _____________________                            By: _____________________
Name:                                                Name:
Title:                                               Title:

                                    EXHIBIT A

                               DELEGATED SERVICES

The following  transfer agency related  services  required to be performed under this  Agreement  are  delegated  by PFPC to UBS  Global AM which  may,  in turn, further  delegate  any or all of such duties to an  affiliated  or  unaffiliated entity. UBS Global AM or its delegate shall provide the following services:

a.   Establish  and  maintain  a  dedicated   service  center  with   sufficient
     facilities,  equipment  and skilled  personnel  to address all  shareholder inquiries  received  by  telephone  or mail  regarding  the Funds and their accounts;

b.   Provide  timely  execution  of  redemptions,  exchanges  and  non-financial
     transactions   directed  to  investment   professionals   and  specifically
     requested by Fund shareholders;

c.   Issue checks from proceeds of Fund share  redemptions  to  shareholders  as directed by the shareholders or their agents;

d.   Process and maintain shareholder account registration information;

e.   With  respect to customer  accounts  maintained  through  brokerage  firms, review new  applications  and correspond  with  shareholders to complete or correct information;

f.   Prepare and mail monthly or quarterly  consolidated account statements that reflect Fund balances and  transactions  (such  information  to be combined with other activity and holdings in investors' brokerage accounts);

g.   Establish  and  maintain  a  dedicated   service  center  with   sufficient
     facilities,  equipment and skilled  personnel to address all inquiries from dealers that sell Fund shares regarding operational issues and performance;

h.   Capture,  process and mail required tax  information  to  shareholders  and report this information to the Internal Revenue Service;

i.   Provide the  capability to margin Funds held within the client's  brokerage account;

j.   Prepare  and  provide  shareholder  registrations  for  mailing of proxies, reports and other communications to shareholders;

k.   Develop,  maintain and issue checks from the Automatic Cash Withdrawal Plan if offered within the client's brokerage account;

l.   Maintain  duplicate  shareholder  records and reconcile  those records with those at the transfer agent;

m.   Process and mail  duplicate  monthly or quarterly  statements to investment professionals;

n.   Establish and maintain shareholder  distribution options (i.e., election to have dividends paid in cash, rather than reinvested in Fund shares);

o.   Process and mail purchase,  redemption and exchange  confirmations  to Fund shareholders and investment professionals;

p.   Issue dividend checks to  shareholders  that select cash  distributions  to their brokerage account;

q.   Develop and  maintain the  automatic  investment  plan  offered  within the client's brokerage account; and

r.   Provide bank-to-bank wire transfer  capabilities related to transactions in
     Fund shares.

                                    EXHIBIT B

--------------------------------------------------------------------------------
FUND                  FEES RETAINED  FEES PAYABLE    TOTAL FEES PAYABLE
                         BY PFPC     TO UBS GLOBAL       TO PFPC
                                      AM BY PFPC
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FIXED INCOME
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Series M
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FUND OF FUNDS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Series T
--------------------------------------------------------------------------------